Exhibit 107

Filing Fee Table

F-1

(Form Type)

 Wing Yip Food Holdings Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)(2)	Fee Rate	Fee
Fees to Be Paid	Equity	Ordinary shares, represented by American depositary shares, or “ADSs”	Rule 457(a)	2,300,000	$5.00	$11,500,000	0.00014760	$1,697.4
	Total Offering Amounts					$11,500,000		$1,697.4
	Total Fees Previously Paid							$9,298.8
	Total Fee Offset							$0
	Net Fee Due							$0

(1)	American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes up to an additional 15% of the aggregate offering price to cover an option granted to the underwriters to purchase additional ordinary shares represented by ADSs for a period of 45 days after the closing of this offering.